UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2015

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51171	04-3514457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Boylston Street
Eighth Floor
Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 600-4313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2015, EPIRUS Biopharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering, issuance and sale of 9.6 million shares of the Company’s common stock, par value $0.001 per share, at a public offering price of $5.00 per share, less underwriting discounts and commissions, pursuant to effective registration statements on Form S-3 (File Nos. 333-183538 and 333-201760) and a related prospectus supplement filed with the Securities and Exchange Commission. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 1.44 million shares from the Company at the public offering price, less underwriting discounts and commissions.

The Company expects the net proceeds from the offering to be approximately $44.2 million, or approximately $50.8 million if the Underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses.  The Company intends to use the net proceeds from this offering to progress its global BOW015 clinical program and to advance the development of its other product candidates, as well as for general corporate and working capital purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The offering is expected to close on or about February 4, 2015, subject to customary closing conditions contained in the Underwriting Agreement.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated January 30, 2015, regarding the validity of the shares of common stock to be issued and sold in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

The Company’s press releases, dated January 26, 2015, and January 30, 2015, announcing the commencement and pricing of the offering, respectively, are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 29, 2015, by and among EPIRUS Biopharmaceuticals, Inc. and Leerink Partners LLC

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release of EPIRUS Biopharmaceuticals, Inc. dated January 26, 2015

99.2	Press Release of EPIRUS Biopharmaceuticals, Inc. dated January 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIRUS BIOPHARMACEUTICALS, INC.

	By:	/s/ Amit Munshi
Name: Amit Munshi
Title: President and Chief Executive Officer

Date: January 30, 2015

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 29, 2015, by and among EPIRUS Biopharmaceuticals, Inc. and Leerink Partners LLC

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release of EPIRUS Biopharmaceuticals, Inc. dated January 26, 2015

99.2	Press Release of EPIRUS Biopharmaceuticals, Inc. dated January 30, 2015